Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 82 to the Registration Statement on Form N-1A of Fidelity Select Portfolios: Money Market Portfolio of our report dated April 7, 2006; Consumer Industries Portfolio, Food and Agriculture Portfolio, Leisure Portfolio, Multimedia Portfolio, and Retailing Portfolio of our report dated April 11, 2006; Telecommunications Portfolio, Utilities Growth Portfolio, and Wireless Portfolio of our report dated April 13, 2006; Energy Portfolio, Energy Service Portfolio, Gold Portfolio, Natural Gas Portfolio, Natural Resources Portfolio, Paper and Forest Products Portfolio, Air Transportation Portfolio, Automotive Portfolio, Chemicals Portfolio, Construction and Housing Portfolio, Cyclical Industries Portfolio, Defense and Aerospace Portfolio, Environmental Portfolio, Industrial Equipment Portfolio, Industrial Materials Portfolio, and Transportation Portfolio of our report dated April 13, 2006; Banking Portfolio, Brokerage and Investment Management Portfolio, Financial Services Portfolio, Home Finance Portfolio, Insurance Portfolio, Biotechnology Portfolio, Health Care Portfolio, Medical Delivery Portfolio, Medical Equipment and Systems Portfolio, Pharmaceuticals Portfolio, Business Services and Outsourcing Portfolio, Computers Portfolio, Developing Communications Portfolio, Electronics Portfolio, Networking and Infrastructure Portfolio, Software and Computer Services Portfolio, and Technology Portfolio of our reports dated April 17, 2006; on the financial statements and financial highlights included in the February 28, 2006 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 26, 2006